UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2007

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

000-50539	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

1726 Cole Blvd., Suite 115, Lakewood, CO	80401
(Address of Principal Executive Offices)	(Zip Code)

(303) 928-8599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

On August 21, 2007, Idaho General Mines, Inc. (the “Company”) dismissed Williams & Webster, P.S. (“Williams & Webster”), the Company’s independent registered public accounting firm. The reports of Williams & Webster on the Company’s financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the period of engagement through such dismissal, there were no disagreements with Williams & Webster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Williams & Webster, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the same period, there have been no reportable events, as that term is defined in Item 304(a) of Regulation S-B.

On August 21, 2007, the registrant engaged PricewaterhouseCoopers LLP (“PwC”), as its new independent registered public accounting firm. The decision to change accountants was approved by the audit committee of the board of directors of the registrant. During the two most recent fiscal years and through August 21, 2007, the Registrant has not consulted with PwC regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-B.

The Company has provided Williams & Webster with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-B. A copy of the letter from Williams & Webster to the Securities and Exchange Commission, dated, August 22, 2007, is attached as Exhibit 16.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1 Letter from Williams & Webster, P.S. to the Securities and Exchange Commission, dated August 22, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.
(Registrant)

Date: August 22, 2007	By: /s/ David A. Chaput
David A. Chaput
Chief Financial Officer